CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 2-38910 of Lord Abbett Bond-Debenture Fund, Inc. on Form N-1A of our report dated February 22, 2001, appearing in the 2000 Annual Report to Shareholders of Lord Abbett Bond-Debenture Fund, Inc.and and to the references to us under the captions "Financial
Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.

/s/Deloitte & Touche LLP
New York, New York
April 19, 2001